As filed with the Securities and Exchange Commission on November 18, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GSI Commerce, Inc.
(Exact name of registrant as specified in its charter)

Delaware	04-2958132
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
GSI Commerce, Inc.
935 First Avenue
King of Prussia, PA 19406
(610) 491-7000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Arthur H. Miller
Executive Vice President and General Counsel
GSI Commerce, Inc.
935 First Avenue
King of Prussia, PA 19406
Telephone: (610) 491-7000
Facsimile: (610) 265-1730
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Francis E. Dehel, Esquire
Melissa Palat Murawsky, Esquire
Yelena Barychev, Esquire
Blank Rome LLP
One Logan Square
Philadelphia, PA 19103
Telephone: (215) 569-5500
Facsimile: (215) 832-5532

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

	Amount to be
	Registered/Proposed
	Maximum Offering Price
	Per Unit/ Proposed	Amount of
Title of Each Class of	Maximum Aggregate	Registration
Securities to be Registered	Offering Price(1)(2)(3)	Fee(1)
Common Stock, par value $0.01 per share		$0
Preferred Stock, par value $0.01 per share		$0
Depositary Shares		$0
Warrants to Purchase Shares of Common Stock, Shares of Preferred Stock, Depositary Shares or Debt Securities		$0
Subscription Rights to Purchase Shares of Common Stock, Shares of Preferred Stock, Depositary Shares or Debt Securities(4)		$0
Debt Securities		$0
Share Purchase Contracts		$0
Share Purchase Units		$0
Units		$0

(1)	An indeterminate number or amount of the securities of each identified class as may from time to time be offered at indeterminate prices is being registered pursuant to this registration statement. Securities registered hereby may be sold separately or in combination with other securities registered hereby. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), we are deferring payment of the entire registration fee.

(2)	The securities being registered hereby may be convertible into or exchangeable or exercisable for other securities of any identified class. In addition to the securities that may be issued directly under this registration statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered hereby. Separate consideration may or may not be received for securities that are issued upon the conversion or exercise of, or in exchange for, other securities or that are issued in units or represented by depositary shares.

(3)	This registration statement also covers the Preferred Stock Purchase Rights issuable in accordance with the Rights Agreement, dated as of April 3, 2006, between us and American Stock Transfer & Trust Company, as Rights Agent, which are presently attached to and trade with our common stock.

(4)	The subscription rights to purchase shares of common stock, shares of preferred stock, depositary shares or debt securities may be offered without consideration.

PROSPECTUS

GSI Commerce, Inc.
Common Stock
Preferred Stock
Depositary Shares
Warrants to Purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities
Subscription Rights to Purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities
Debt Securities
Share Purchase Contracts
Share Purchase Units
Units

We or selling security holders may offer from time to time securities described in this prospectus separately or together in any combination. Securities may be convertible into or exchangeable for our other securities.

This prospectus provides a general description of these securities. We will provide you with specific information about the offering and terms of these securities in supplements to this prospectus. The prospectus supplement may also add to, update, supplement or clarify information contained in this prospectus.

You should carefully read this prospectus and any applicable prospectus supplement, together with any documents incorporated by reference, before you invest in our securities.

We and the selling security holders may offer and sell these securities on a continuous or delayed basis, at prices and on terms to be determined at the time of any particular offering, directly to purchasers, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. See “Plan of Distribution.” The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees or commissions payable to them. Net proceeds from the sale of the securities also will be set forth in the applicable prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling security holder.

Unless otherwise stated in a prospectus supplement, none of these securities will be listed on any securities exchange. Our common stock is listed on the Nasdaq Global Select Market under the symbol “GSIC.”

Investing in our securities involves risks.  See “Risk Factors” beginning on page 4 of this prospectus. You should carefully read and consider the risk factors described in the applicable prospectus supplement and in the documents we incorporate by reference before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 18, 2009.

Our fiscal year ends on the Saturday nearest the last day of December. Our fiscal year ends are as follows:

References to	Refer to the Years Ended/Ending

Fiscal 2005	December 31, 2005
Fiscal 2006	December 30, 2006
Fiscal 2007	December 29, 2007
Fiscal 2008	January 3, 2009
Fiscal 2009	January 2, 2010
Fiscal 2010	January 1, 2011
Fiscal 2011	December 31, 2011
Fiscal 2012	December 29, 2012

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, referred to as the “SEC,” under the Securities Act of 1933, as amended, referred to as the “Securities Act.” Under the shelf registration statement, we or the selling security holders may offer and sell the securities described in this prospectus, from time to time, in one or more offerings.

This prospectus provides you with a general description of the securities we or the selling security holders may offer. Each time we or the selling security holders offer or sell securities, we will provide you with a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add to, update, supplement or clarify information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Documents Incorporated by Reference” below.

Unless the context requires otherwise or unless otherwise indicated, (i) all references to “GSI,” “Company,” “we,” “our,” or “us” refer collectively to GSI Commerce, Inc. and its consolidated subsidiaries; and (ii) all references to “common shares” refer to shares of our common stock and all references to “preferred shares” refer to shares of our preferred stock.

You should rely only on the information contained or incorporated by reference, as applicable, in this prospectus, any prospectus supplement, or other offering materials related to an offering of securities described in this prospectus. Neither we nor the selling security holders have authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

You should not assume that the information contained or incorporated by reference, as applicable, in this prospectus, any prospectus supplement, or other offering materials related to an offering of securities described in this prospectus is accurate as of any date other than the date of that document. Neither the delivery of this prospectus, any prospectus supplement or other offering materials related to an offering of securities described in this prospectus, nor any distribution of securities pursuant to this prospectus, any such prospectus supplement, or other offering materials shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference, as applicable, in this prospectus, any such prospectus supplement or other offering materials since the date of each such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus does not constitute, and any prospectus supplement or other offering materials related to an offering of securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction.

GSI

Our Business

We are a leading provider of e-commerce and interactive marketing services to large businesses that sell products directly to consumers (b2c). We currently have two reportable segments — e-commerce services and interactive marketing services. For e-commerce services, we deliver customized solutions to clients through an integrated e-commerce platform, which is comprised of three components: technology, fulfillment and call center services. We offer each of the platform’s components on a modular basis, or as part of an integrated, end-to-end solution. For interactive marketing services, we offer online marketing and advertising, user experience and design, studio and e-mail marketing services. We provide services to approximately 200 clients, which include: Aeropostale®, American Eagle Outfitters®, Avis®, BMG Music Service®, Bath & Body Works®, British Airways®, CBS®, Christopher & Banks®, Dick’s Sporting Goods®, Estee Lauder®, Major League Baseball®, the NFL®, Reuters®, RalphLauren.com®, The Royal Bank of Scotland® group of companies, Sports Authority®, The TJX® Companies, Toys “R” Us® and Warnaco®.

We help our clients grow their e-commerce and multichannel businesses faster and more profitably than they could on their own. As retailers and brands place a greater emphasis on developing their online channels, they are challenged to make the level of investment required to support high-quality, multichannel, e-commerce businesses. The online businesses of our clients and prospects often account for a small but growing percentage of their companies’ overall businesses, which makes their online businesses too important to ignore, but often not large enough to justify the investment required to provide a robust e-commerce offering.

Our core competencies are providing services that enable our clients to build and grow their e-commerce and multichannel retailing businesses. By partnering with us, we believe companies gain access to better quality technology, a proven and integrated infrastructure along with e-commerce, multichannel and interactive marketing expertise. Our scale allows us to provide our clients with a broader range of high-quality capabilities, expertise and infrastructure than they could justify building, implementing and maintaining on their own and to continually invest in enhancing our service offerings and expertise and increasing our capacity.

We are a Delaware corporation organized in 1986. Our principal executive offices are located at 935 First Avenue, King of Prussia, PA 19406. Our telephone number is (610) 491-7000.

Recent Developments

On November 17, 2009, we completed our acquisition of Retail Convergence, Inc., a Delaware corporation, referred to as “RCI.” The acquisition was made pursuant to an Agreement and Plan of Merger, dated as of October 27, 2009, referred to as the “merger agreement,” by and among us, Cola Acquisition Corporation, a Delaware corporation and our wholly-owned subsidiary, RCI, certain of the principal stockholders of RCI and William J. Fitzgerald, as stockholders’ representative.

RCI operates RueLaLa.com and SmartBargains.com. Launched in April 2008, Rue La La is a members-only, e-commerce destination offering premier brands at discount prices during two-day private sale events in the fashion, accessories, footwear, home, jewelry and other emerging merchandise categories. Since inception, Rue La La has featured private sale events from more than 300 brands. SmartBargains.com, launched in 1999, is an e-commerce consumer marketplace for the sale of off-price merchandise across a wide cross-section of categories.

Under the terms of the merger agreement, Cola Acquisition Corporation merged with and into RCI with RCI surviving the merger as our subsidiary. At the effective time of the merger, we acquired substantially all of the outstanding capital stock of RCI. We have the right to acquire the remaining capital stock of RCI on or after December 31, 2009.

Under the merger agreement, the stockholders and optionholders of RCI were entitled to receive an initial payment of approximately $180.0 million, consisting of $90.0 million cash (less certain transaction expenses) and shares of our common stock with an aggregate value of approximately $90.0 million. Any stockholder or optionholder who held 200,000 or fewer shares of RCI common stock (or vested options, in the case of an optionholder) received cash in lieu of shares of our common stock. The initial payment disclosed above includes the initial payment payable upon our acquisition of the remaining capital stock of RCI which may be acquired on or after December 31, 2009.

At the closing of the merger transaction, in connection with this initial payment, we paid approximately $89.5 million (including certain transaction expenses) and issued 4,419,023 shares of our common stock. We anticipate paying an additional $2.6 million and issuing an additional 152,945 shares of our common stock upon our acquisition of the remaining capital stock of RCI that may be acquired on or after December 31, 2009. At the closing of the merger transaction, approximately $17.2 million of the initial consideration was paid into escrow to secure post-closing indemnification obligations of the stockholders and optionholders. We anticipate that, upon our acquisition of the remaining capital stock of RCI that may be acquired on or after December 31, 2009, approximately $0.6 million of such consideration will be paid into escrow to secure post-closing indemnification obligations. The stockholders and employees of RCI will be eligible to receive an earnout payable in cash and shares of our common stock for each of the 2010, 2011 and 2012 fiscal years with an aggregate value of up to $170.0 million if certain financial performance targets are achieved. The foregoing description of the merger agreement is qualified in its entirety by reference to the full text of the merger agreement, which was filed as Exhibit 2.1 to our Current Report on Form 8-K/A filed with the SEC on November 17, 2009. See “Where You Can Find More Information.”

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated. As we have no shares of preferred stock outstanding as of the date of this prospectus, no ratio of earnings to combined fixed charges and preferred stock dividends is presented.

						For Nine
						Months
	For Fiscal Years Ended					Ended
	January 1,	December 31,	December 30,	December 29,	January 3,	October 3,
	2005	2005	2006(2)(3)	2007(2)(3)	2009(2)(3)	2009

Pre-tax (loss) income from continuing operations(1)	(337)	1,468	6,521	(3,846)	(30,556)	(50,675)
Fixed charges	1,653	5,301	7,834	17,150	24,441	18,655

Total earnings (losses) and fixed charges	1,316	6,769	14,355	13,304	(6,115)	(32,020)
Interest expense	538	3,772	6,081	12,191	18,841	14,452
Portion of rent expense deemed to be interest expense	1,115	1,529	1,753	4,959	5,600	4,203

Total fixed charges	1,653	5,301	7,834	17,150	24,441	18,655
Ratio of earnings to fixed charges	n/a	1.28	1.83	n/a	n/a	n/a

(1)	For purposes of computing the ratio of earnings to fixed charges, total earnings consist of pre-tax income (loss) from continuing operations before adjustment for noncontrolling interests in consolidated subsidiaries plus fixed charges minus noncontrolling interests in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs and that portion of rent expense that we believe to be representative of interest expense. Earnings were not sufficient to cover fixed charges by $50.7 million for the first nine months ended for fiscal year 2009, $30.6 million for fiscal year 2008, $3.8 million for fiscal year 2007, and $0.3 million for fiscal year 2004.

(2)	On January 4, 2009 we adopted Financial Accounting Standards Board’s accounting standards on “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion, (Including Partial Cash Settlement).” The impact of this adoption has been retrospectively applied to prior period results.

(3)	In the second quarter of fiscal 2009, we discovered an immaterial misstatement in out stock-based compensation expense that impacted fiscal 2006, 2007, 2008, and the first fiscal quarter of fiscal 2009. We have corrected our prior period results as if our stock-based compensation expense had been properly recorded in each prior period.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described in any prospectus supplement and those incorporated by reference into this prospectus before making an investment decision. The risks and uncertainties described in any prospectus supplement and incorporated by reference into this prospectus are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially affected. In that case, the value of our securities could decline substantially.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, our filings with the SEC are available to the public through the SEC’s Internet site at http://www.sec.gov. Information about us is also available on our website at http://www.gsicommerce.com. This URL and the SEC’s URL above are intended to be inactive textual references only. The information on our or the SEC’s website is not part of this prospectus.

This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Documents Incorporated by Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained in this prospectus concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC rules allow us to incorporate by reference information in this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document with the SEC. Information that we file with the SEC in the future automatically will update and supersede, where applicable, the information contained in this prospectus and in the documents previously filed with the SEC and incorporated by reference into this prospectus.

We incorporate by reference into this prospectus the following documents or information filed (File No. 0-16611) with the SEC (other than, in each case, information deemed to have been furnished or not filed in accordance with the SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended January 3, 2009 (updated with regard to Items 6, 7 and 8 in a Form 8-K filed on August 4, 2009);

•	Our Quarterly Reports on Form 10-Q and Form 10-Q/A for the quarter ended April 4, 2009;

•	Our Quarterly Report on Form 10-Q for the quarter ended July 4, 2009;

•	Our Quarterly Report on Form 10-Q for the quarter ended October 3, 2009;

•	Those portions of our proxy statement for our Annual Meeting of Stockholders filed on May 4, 2009, which were incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended January 3, 2009;

•	Our Current Reports on Form 8-K filed on January 29, 2009, March 16, 2009, August 4, 2009, August 6, 2009, August 7, 2009, November 2, 2009 and November 17, 2009;

•	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 19, 1988, including any amendments or reports filed for the purpose of updating such description; and

•	The description of our preferred stock purchase rights set forth in our registration statement on Form 8-A filed with the SEC on April 6, 2006, including any amendments or reports filed for the purpose of updating such description.

Each document filed subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, so long as the registration statement of which this prospectus is a part remains effective, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this registration statement.

We will provide, without charge, to each person to whom this prospectus is delivered, upon the written or oral request by such person, a copy of the documents incorporated by reference as described above (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Please direct your oral or written request to:

GSI Commerce, Inc.
935 First Avenue
King of Prussia, PA 19406
(610) 491-7000
Attn: Investor Relations

FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus, the documents incorporated by reference into this prospectus and in any prospectus supplement may be deemed “forward-looking statements” within the meaning of Section 21E of the Exchange Act, and Section 27A of the Securities Act. All statements, other than statements of historical fact, that discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to us are forward-looking statements. The words “look forward to,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “could,” “guidance,” “potential,” “opportunity,” “continue,” “project,” “forecast,” “confident,” “prospects,” “schedule,” “designed,” “future,” “discussions,” “if” and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about our business. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect our business, financial condition and operating results include, but are not limited to:

•	the effects of changes in the economy, consumer spending, the financial markets and the industries in which we and our clients operate;

•	changes affecting the Internet and e-commerce;

•	our ability to develop and maintain relationships with clients and suppliers and the timing of our establishment, extension or termination of our relationships with clients;

•	our ability to timely and successfully develop, maintain and protect our technology, confidential and proprietary information, and product and service offerings and execute operationally;

•	our ability to attract and retain qualified personnel;

•	our ability to successfully integrate our acquisitions of other businesses, and the performance of acquired businesses; and

•	other factors set forth in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus.

Unpredictable or unknown factors could also have material adverse effects on us. All forward-looking statements included, or incorporated by reference, in this prospectus are expressly qualified in their entirety by the foregoing cautionary statements. Except as required under the Federal securities laws and rules and regulations of the SEC, we undertake no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

USE OF PROCEEDS

The use of net proceeds from the sales of the securities will be set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY SELL

Capital Stock

The following description of our capital stock includes a summary of certain provisions of our certificate of incorporation and bylaws. The following description of the terms of the preferred stock we may issue sets forth certain general terms and provisions of any series of preferred stock to which any prospectus supplement may relate. Particular terms of the preferred stock offered by any prospectus supplement and the extent, if any, to which these general terms and provisions shall apply to any series of preferred stock so offered will be described in the prospectus supplement relating to the applicable preferred stock. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such series of preferred stock. This description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Delaware law and the provisions of our certificate of incorporation, bylaws and any applicable certificates of designations, which have been or will be filed with the SEC. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

General

If the prospectus supplement so provides, offered securities may be convertible into, exchangeable for or exercisable for shares of our capital stock As described under “Description of Securities We May Sell — Depository Shares”, we may, at our option, elect to offer depository shares evidenced by depository receipts, each representing an interest (to be specified in the prospectus supplement relating to the particular series of the preferred stock) in a share of the particular series of the preferred stock issued and deposited with a preferred stock depository.

Authorized Capitalization

As of November 2, 2009, our authorized capital stock consisted of (i) 90,000,000 shares of common stock, par value $0.01 per share, of which 55,111,439 shares were issued and outstanding, and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share, of which none was issued and outstanding.

Common Stock

The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any then outstanding preferred stock.

Dividend Rights.  Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of common stock are entitled to receive dividends out of assets legally available at the times and in the amounts as our board may from time to time determine.

Voting Rights.  Each common stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders and does not have cumulative voting rights.

No Pre-emptive or Other Rights.  Other than pursuant to contractual rights described in “— Pre-Emptive Rights,” holders of common stock are not entitled to pre-emptive, subscription, conversion or redemption rights.

Right to Receive Liquidation Distributions.  Upon our liquidation, dissolution or winding-up, the holders of our common stock and any participating preferred stock outstanding at that time are entitled to receive ratably our net assets available after the payment of all debts and other claims and payment of any liquidation preferences on any outstanding preferred stock.

Preferred Stock

Our board of directors may from time to time authorize the issuance of one or more series of preferred stock without stockholder approval. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board of directors is authorized to adopt resolutions to, among other things, issue shares of preferred stock in one or more series, establish the number of shares constituting a series, change the number of shares constituting any series, and provide or change the voting powers, designations, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions on shares of our preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our stockholders. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares of preferred stock then outstanding) by the affirmative vote of the holders of a majority of the common stock, without a vote of the holders of the preferred stock, or of any series thereof, unless a vote of the preferred stockholders is required pursuant to the terms of any certificate of designation with respect to any series of preferred stock.

One of the effects of undesignated preferred stock may be to enable our board of directors to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The issuance of such preferred stock may adversely affect the rights of our common stockholders by, among other things:

•	restricting the payment of dividends on our common stock;

•	diluting the voting power of our common stock;

•	reducing the amount of assets remaining for payment to holders of shares in the event of a liquidation of assets;

•	delaying or preventing a change in control without further action by the stockholders; or

•	decreasing the market price of our common stock.

Preferred Share Rights

We have authorized and reserved 95,000 shares of Series A Junior Participating Preferred Stock, referred to as “Series A Stock,” for issuance in connection with our stockholders’ rights plan set forth in a Rights Agreement, dated as of April 3, 2006, between us and American Stock Transfer & Trust Company, as rights agent.

On April 2, 2006, our board of directors declared a dividend distribution of one right, referred to as a “Right,” for each outstanding share of common stock to the stockholders of record on the close of business on April 14, 2006. Each Right entitles the registered holder to purchase from us a unit consisting of one one-thousandth of a share of Series A Stock, at a price of $85 per unit, subject to adjustment. However, the Rights are not exercisable unless certain events occur, such as a person or group acquiring or obtaining the right to acquire, or making a tender offer or exchange offer for, beneficial ownership of 20% or more of our outstanding common stock (or, in the case of any stockholder that as of April 2, 2006 beneficially owned 19% or more of our outstanding shares of common stock, 25.1% or more). Subject to certain exceptions, upon exercise of the Right, each holder of a Right will have the right to receive shares of our common stock, or other consideration, having a value equal to two times the exercise price of the Right. Additionally, at certain times, we have the right to redeem the Rights in whole, but not in part, at a price of $.001 per Right. The Rights will expire on April 14, 2016, unless the Rights are earlier redeemed or exchanged or expire in accordance with the terms of the Rights Agreement. As of November 2, 2009, no shares of Series A Stock were issued or outstanding.

Our rights plan is designed to enhance our board of directors’ ability to protect stockholder interests and to ensure that stockholders receive fair treatment in the event any coercive or unfair takeover attempt of our company is made in the future. See “— Anti-Takeover Provisions” for the description of the anti-takeover effects of the rights plan.

The above description of the Rights, the Series A Stock and the Rights Agreement is qualified in its entirety by reference to the Rights Agreement, including the exhibits, which is filed as an exhibit to our Current Report on Form 8-K filed with the SEC on April 3, 2006.

Registration Rights

As of November 2, 2009, the holders of approximately 8.4 million shares of common stock had the right to require us to register their shares with the SEC so that those shares may be publicly resold, subject to conditions and limitations set forth in the respective agreements. In addition, as of November 2, 2009, the holders of approximately 13.8 million shares of common stock (which includes the shares described in the preceding sentence) and the holders of options and restricted stock units to acquire an aggregate of approximately 1.5 million shares of common stock, upon exercise of the options or vesting of the restricted stock units, have “piggy back” rights to include these shares in any registration statement on a Form S-1 or S-3 that we file with the SEC, subject to conditions and limitations set forth in the respective agreements. In addition, in connection with our acquisition of RCI, we have agreed to register for resale the shares of our common stock issued as part of the initial merger consideration.

Pre-Emptive Rights

One of our stockholders, QK Holdings, Inc., an affiliate of Liberty Media Corporation, has entered into an agreement with us which provides it with pre-emptive rights with respect to new issuances of our common stock or rights to acquire our commons stock.

Anti-Takeover Provisions

In addition to the shares of Series A Stock authorized in connection with our rights plan, our certificate of incorporation provides that our board of directors may issue shares of preferred stock with voting or other rights without stockholder action.

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15.0% or more of our outstanding voting stock (otherwise known as an interested stockholder); or

•	our affiliate or associate that was the owner of 15.0% or more of our outstanding voting stock at any time within the three-year period immediately prior to the date of determination if such person is an interested stockholder; for three years following the date that the stockholder became an interested stockholder. A “business combination” includes a merger or sale of more than 10.0% of our assets.

However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an interested stockholder, prior to the date of that transaction;

•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85.0% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by our directors who are also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

Our rights plan, the possible issuance of preferred stock and the requirements of the Delaware General Corporation Law could have the effect of delaying, deferring or preventing a change in control of us, including without limitation, discouraging a proxy contest or making more difficult the acquisition of a substantial block of our common stock. The rights plan, the possible issuance of preferred stock and the provisions of the Delaware General Corporation Law could also limit the price that investors might be willing to pay in the future for shares of our common stock.

In addition, QK Holdings, Inc., an affiliate of Liberty Media Corporation, contractually has veto rights over our ability to execute any change of control transaction with, or sales of assets or equity to, certain specified companies or their affiliates.

Limitations on Liability and Indemnification of Officers and Directors

Certificate of Incorporation/Bylaws.

Our certificate of incorporation contains provisions permitted under Delaware General Corporation Law relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, such as the breach of a director’s duty of loyalty or acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. In addition, our bylaws provide, with certain exceptions, indemnification of our directors and officers to the fullest extent not prohibited by the Delaware General Corporation Law or any other applicable law.

Indemnification Agreements.

We also entered into separate indemnification agreements with our directors and some of our officers that provide them indemnification protection that is greater than the protection currently provided under Delaware General Corporation Law.

The indemnification agreements, among other things:

•	confirm the present indemnity provided by our bylaws which state that we will indemnify directors and officers to the fullest extent not prohibited by the Delaware General Corporation Law and provide that this indemnity will continue despite future changes in our bylaws, as the indemnification agreements will be our contractual obligations, unlike our bylaws which may be amended by our stockholders or our board;

•	provide further indemnification to the fullest possible extent permitted by law against all expenses (including attorneys’ fees), judgments, fines and settlement amounts paid or incurred by a director or officer in any action or proceeding, including any action by us or in our own right, on account of service as our director, officer, employee, attorney or agent or any of our subsidiaries or any other company or enterprise at our request;

•	cover all actions and proceedings, even if they arise from acts or omissions by a director or officer occurring before the execution of the agreements;

•	continue in force so long as the individual continues to serve in such capacity on our behalf and cover liabilities related to his activities in any such capacity regardless of future changes to our corporate documents;

•	provide for payment of expenses in advance of a final disposition of the action or suit, regardless of the recipient’s ability to make repayments, and do not require that any repayment obligations in respect of any such advances be secured or bear interest;

•	provide protection during the determination process in the event there is a change of control of us or our board and grant our directors and officers rights to appeal a denial of indemnification to a court of competent jurisdiction; and

•	except as discussed below with respect to violations of Section 16(b) of the Exchange Act and expenses or liabilities which are covered by insurance, provide that directors or officers who rely on our records or upon information supplied by our officers, legal counsel, outside accountants or appraisers are deemed to have acted in a manner which would entitle our directors or officers to indemnification under the indemnification agreements.

However, a director or officer is not entitled to indemnification under these agreements unless that director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests.

In addition, no indemnification will be provided in respect of any suit in which judgment is rendered against a director or officer for an accounting of profits from a purchase or sale of our securities in violation of Section 16(b) of the Exchange Act, or of any successor statute, or for expenses or liabilities which have been paid directly to a director or officer by an insurance carrier under a policy of directors’ and officers’ liability insurance.

Employment Agreements.

The employment agreements of certain of our officers provide for indemnification to such officers by us to the fullest extent permitted by our bylaws or applicable law.

Liability Insurance.

We have obtained directors’ and officers’ liability insurance which covers certain liabilities, including liabilities to us and our stockholders, in the amount of $25.0 million.

SEC Position on Indemnification for Securities Act Liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or our controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Listing

Our common stock trades on the Nasdaq Global Select Market under the symbol “GSIC”.

Depositary Shares

The following summary of certain provisions of the depositary shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the deposit agreement and form of depositary receipt that will be filed with the SEC in connection with the offering of such depositary shares. See “Where You Can Find More Information” for information on how to obtain copies of these documents. The particular terms of any depositary shares offered by us will be described in the applicable prospectus supplement. To the extent the terms of the depositary shares described in the prospectus supplement differ from the terms set forth in this summary, the terms described in the prospectus supplement will supersede the terms described below.

General

We may issue depositary shares representing fractional interests in preferred shares of any class or series. Each depositary share will represent a fraction of a share of a particular series of preferred stock, and the prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between our company and a depositary that is a bank or trust company that meets certain requirements and is selected by us. The depositary will be specified in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the series of preferred stock represented by that depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received by it in respect of the preferred stock to the record holders of depositary shares relating to such preferred shares in proportion to the numbers of depositary shares held on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In this event, the depositary may, with our approval, adopt any method it deems equitable and practicable for the purpose of effecting the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the record holders of the depositary receipts.

The amount so distributed in any of the circumstances described above will be reduced by any amount required to be withheld by us or the depositary on account of taxes.

Withdrawal of Shares

Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of the related series of preferred stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the preferred stock cannot thereafter be redeposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of preferred stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Conversion and Exchange

We will describe any terms relating to the conversion or exchange of any shares of preferred stock underlying the depositary shares in the applicable prospectus supplement. If any shares of preferred stock underlying the depositary shares are subject to provisions relating to their conversion or exchange, each record holder of depositary shares will have the right or obligation to convert or exchange the depositary shares pursuant to the terms thereof.

Redemption of Depositary Shares

If shares of preferred stock underlying the depositary shares are subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary as a result of the redemption, in whole or in part, of the shares of preferred stock held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying that depositary share. Whenever we redeem shares of preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, other than the right to receive the redemption price upon redemption.

Voting

Upon receipt of notice of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of depositary receipts on the record date (which will be the same date as the record date for the shares of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with those instructions, and we will agree to take all reasonable action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting the shares of preferred stock to the extent it does not receive specific written instructions from holders of depositary receipts representing the shares of preferred stock.

Warrants

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement and warrant certificates that will be filed with the SEC in connection with the offering of such warrants. See “Where You Can Find More Information” for information on how to obtain copies of these documents. The particular terms of any warrants offered by us will be described in the applicable prospectus supplement. To the extent the terms of the warrants described in the prospectus supplement differ from the terms set forth in this summary, the terms described in the prospectus supplement will supersede the terms described below.

General

We may issue warrants to purchase common stock, preferred stock, depositary shares or debt securities. We will issue each series of warrants under a separate warrant agreement between us and a warrant agent that is a bank or trust company. Warrants will be represented by warrant certificates.

The terms of warrants described in the applicable prospectus supplement may include the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•	the designation and terms of the underlying warrant securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying warrant securities with which the warrants are issued and the number of warrants issued with each underlying warrant security;

•	if applicable, the date on and after which the warrants and the related underlying warrant securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase such number of common shares, preferred shares or depositary shares or such amount of debt securities, as the case may be, at such exercise price as shall be set forth in, or shall be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at the times and in the manner set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify how the exercise price of any warrants is to be paid, which may include payment in cash or by surrender of other warrants issued under the same warrant agreement (a so-called “cashless exercise”). Upon receipt of payment of the exercise price and, if required, the certificate representing the warrants being exercised properly completed and duly executed at the office or agency of the applicable warrant agent or at any other office or agency designated for that purpose, we will promptly deliver the securities to be delivered upon such exercise.

No Rights as Holders of Shares

Holders of warrants will not be entitled, by virtue of being such holders, to vote, consent or receive notice as holders of our outstanding shares in respect of any meeting of holders of our shares for the election of our directors or any other matter, or to exercise any other rights whatsoever as holders of our shares, or to receive any dividends or distributions, if any, on our shares.

Subscription Rights

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the subscription rights agreement and the subscription rights certificate that will be filed with the SEC in connection with the offering of such subscription rights. See “Where You Can Find More Information” for information on how to obtain copies of these documents. The particular terms of any subscription rights offered by us will be described in the applicable prospectus supplement. To the extent the terms of the subscription rights described in the prospectus supplement differ from the terms set forth in this summary, the terms described in the prospectus supplement will supersede the terms described below.

General

We may issue subscription rights to purchase common stock, preferred stock, depositary shares or debt securities. We will issue subscription rights under a subscription rights agreement and subscription rights will be represented by subscription rights certificates.

The terms of subscription rights described in the applicable prospectus supplement may include the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of common stock, preferred stock, depositary share or debt security upon the exercise of the subscription rights;

•	the number of subscription rights issued;

•	the number and terms of the shares of common stock or shares of preferred stock or depositary shares or the amount and terms of the debt securities which may be purchased per subscription right;

•	the extent to which the subscription rights are transferable;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights; and

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder to purchase such number of common shares, preferred shares or depositary shares or such amount of debt securities, as the case may be, at such exercise price as shall be set forth in, or shall be determinable as set forth in, the applicable prospectus supplement. Subscription rights may be exercised at the times and in the manner set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify how the exercise price of any subscription rights is to be paid. Upon receipt of payment of the exercise price and, if required, the certificate representing the subscription rights being exercised properly completed and duly executed at the office or agency designated for that purpose, we will promptly deliver the securities to be delivered upon such exercise.

No Rights as Holders of Shares

Holders of subscription rights will not be entitled, by virtue of being such holders, to vote, consent or receive notice as holders of our outstanding shares in respect of any meeting of holders of our shares for the election of our directors or any other matter, or to exercise any other rights whatsoever as holders of our shares, or to receive any distributions, if any, on our shares.

Debt Securities

The summary of the material provisions of the indentures (including the definition of certain terms used below) and the debt securities set forth below and the summary of the material terms of a particular series of debt securities set forth in the applicable prospectus supplement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the indentures and the debt securities which have been or will be filed with the SEC. See “Where You Can Find More Information” for information on how to obtain copies of these documents. This summary of the indentures and the debt securities relates to terms and conditions applicable to the debt securities generally. The particular terms of any debt securities offered by us will be described in the applicable prospectus supplement. To the extent the terms of debt securities described in the prospectus supplement differ from the terms set forth in this summary, the terms described in the prospectus supplement will supersede the terms described below.

General

We may issue senior debt securities in one or more series under the senior indenture, dated as of November 11, 2009, between us and The Bank of New York Mellon, as trustee, which we refer to as the “senior indenture.” We may also issue subordinated debt securities in one or more series under the subordinated indenture, dated as of November 11, 2009, between us and The Bank of New York Mellon, as trustee, which we refer to as the “subordinated indenture” and together with the senior indenture as the “indentures” or each of the senior indenture and the subordinated indenture individually, as the “applicable indenture.” For purposes of this section, we refer to: (i) the senior debt securities together with the subordinated debt securities as the “debt securities;” and (ii) The Bank of New York Mellon, or any successor or additional trustee, in its respective capacity as trustee under the applicable indenture, as the “trustee.” The indentures are filed as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of the indentures. The indentures have been qualified under the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.”

Wherever we refer to particular articles, sections or defined terms of the indentures in this prospectus or in a prospectus supplement, those articles, sections or defined terms are incorporated in this prospectus and the prospectus supplement by reference, and the statement with respect to which such reference is made is qualified in its entirety by such reference. In addition, unless specified otherwise, references to such particular articles, sections or defined terms are applicable to both the senior indenture and the subordinated indenture.

The senior debt securities will be unsecured and will rank on parity with all of our other unsecured and unsubordinated obligations. Unless otherwise provided in the prospectus supplement, each series of subordinated debt securities will rank equally with all other series of subordinated debt securities issued under the subordinated indenture and will be unsecured and subordinate and junior in right of payment to all of our senior debt (as defined below). See “— Subordination Under Subordinated Indenture.”

Unless we state otherwise in the applicable prospectus supplement, the indentures do not limit us in incurring or issuing other secured or unsecured debt under either of the indentures or any other indenture or agreement that we may have entered into or enter into in the future.

Terms of Debt Securities

We may issue the debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture, as applicable, or through a resolution of our board of directors or an authorized committee of our board of directors.

We may deliver debt securities of any series executed by us to the trustee for authentication, together with our written request for the authentication and delivery of such debt securities, and the trustee will authenticate and deliver such debt securities in accordance with the procedures set forth in the applicable indenture.

You should refer to the applicable prospectus supplement for the specific terms of the debt securities. These terms may include the following:

•	title of the debt securities of the series;

•	any limit upon the aggregate principal amount of the debt securities of the series;

•	maturity date(s) or the method of determining the maturity date(s);

•	interest rate(s), if any, or the method of determining the interest rate(s);

•	date(s) from which interest will accrue;

•	date(s) on which interest will be payable;

•	place(s) where we may pay principal, premium, if any, and interest, if any, and where you may present the debt securities for registration of transfer or exchange;

•	place(s) where notices and demands relating to the debt securities and the applicable indenture may be made;

•	redemption, repurchase or early payment provisions;

•	sinking fund or similar provisions;

•	attachment to the debt securities of the series of warrants, options or other rights to purchase or sell our stock or other securities;

•	authorized denominations if other than denominations of $1,000;

•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

•	any deletions or modifications of or additions to the events of default or covenants specified in the applicable indenture;

•	form(s) of the debt securities of the series;

•	currency, currencies, or currency unit(s), if other than U.S. dollars, in which the debt securities are denominated and/or in which the principal of, premium, if any, and interest, if any, on the debt securities is payable;

•	if the principal of and premium, if any, or interest, if any, on any of the debt securities of the series is to be payable, at our election or at the election of the holder of the debt securities, in a currency or currencies, or currency unit(s), other than that in which the debt securities are denominated, the period(s) within which, and the terms and conditions upon which, such election may be made, or the other circumstances under which any of the debt securities are to be so payable;

•	if the amount of payments of principal of and premium, if any, or interest, if any, on any of the debt securities of the series may be determined with reference to an index or indices, the manner in which such amounts are determined;

•	whether any debt securities of the series are to be issuable initially in temporary global form or definitive global form and, if so, whether beneficial owners of interests in any such definitive global debt security may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which and the place or places where any such exchanges may occur, if other than in the manner set forth in the applicable indenture;

•	if the debt securities of the series are to be issued upon the exercise of warrants or subscription rights, the time, manner and place for such debt securities to be authenticated and delivered;

•	whether and under what circumstances and with what procedures and documentation we will pay additional amounts on any of the debt securities of the series to any holder who is not a U.S. person, in respect of any tax assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem such debt securities rather than pay additional amounts;

•	the person to whom any interest on any debt security of the series is payable, if other than the person in whose name that debt security is registered and the extent to which any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

•	the terms and conditions of any right or obligation we would have, or any option you would have, to convert or exchange the debt securities into cash or any other securities or property of our company or any other person and any changes to the applicable indenture with respect to the debt securities to permit or facilitate such conversion or exchange;

•	in the case of the subordinated indenture, any provisions regarding subordination; and

•	additional terms not inconsistent with the provisions of the applicable indenture.

Debt securities may also be issued under the indentures upon the exercise of warrants or subscription rights. See “— Warrants” and “— Subscription Rights.”

We may, in certain circumstances, without notice to or consent of the holders of the debt securities, issue additional debt securities having the same terms and conditions as the debt securities previously issued under this prospectus and any applicable prospectus supplement, so that such additional debt securities and the debt securities previously offered under this prospectus and any applicable prospectus supplement form a single series, and references in this prospectus and any applicable prospectus supplement to the debt securities shall include, unless the context otherwise requires, any further debt securities issued as described in this paragraph.

Special Payment Terms of Debt Securities

We may issue one or more series of debt securities at a discount below their stated principal amount. These may bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe U.S. federal tax consequences and special considerations relating to any series in the applicable prospectus supplement.

The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest, if any, on any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, U.S. federal income tax considerations, specific terms and other information relating to the debt securities and any foreign currencies or currency units in the applicable prospectus supplement.

If we use any index to determine the amount of payments of principal of, premium, if any, or interest, if any, on any series of debt securities, we will also describe in the applicable prospectus supplement the special U.S. federal income tax, accounting and other considerations applicable to the debt securities.

Payment and Paying Agents

Unless we state otherwise in an applicable prospectus supplement, we will pay principal of, premium, if any, and interest, if any, on your debt securities at the office of the trustee for your debt securities in the City of New York or at the office of any other paying agent that we may designate.

Unless we state otherwise in an applicable prospectus supplement, we will pay any interest on debt securities to the registered owner of the debt security at the close of business on the record date for the interest, except in the case of defaulted interest.

Any moneys or U.S. government obligations (including the proceeds thereof) deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, or interest, if any, on any debt security that remains unclaimed for two years after the principal, premium or interest has become due and payable will be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Denominations, Registration and Transfer

Except as we may describe in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000.

Debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denominations, of a like tenor and aggregate principal amount and having the same terms. You may present debt securities for exchange, as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you must pay any taxes, assessments and other governmental charges as described in the applicable indenture. We will appoint the trustee as the initial security registrar under the applicable indenture. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

Global Debt Securities

We may issue all or any part of a series of debt securities in the form of one or more global debt securities. We will appoint the depository holding the global debt securities. Unless we otherwise state in the applicable prospectus supplement, the depository will be The Depository Trust Company, or DTC. We will issue global debt securities in registered form and in either temporary or definitive form. Unless it is exchanged for individual debt securities, a global debt security may not be transferred except:

•	by the depository to its nominee;

•	by a nominee of the depository to the depository or another nominee; or

•	by the depository or any nominee to a successor of the depository, or a nominee of the successor.

We will describe the specific terms of the depository arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depository arrangements.

Beneficial Interests in a Global Debt Security

If we issue a global debt security, the depository for the global debt security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global debt security to the accounts of persons that have accounts with it. We refer to those persons as “participants” in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global debt security will be limited to participants or persons who may hold interests through participants. Ownership and transfers of beneficial interests in the global debt security will be shown on, and transactions can be effected only through, records maintained by the applicable depository or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global debt security.

So long as the depository or its nominee is the registered owner of a global debt security, the depository or its nominee will be considered the sole owner or holder of the debt securities represented by the global debt security for all purposes under the applicable indenture. Except as provided below, you:

•	will not be entitled to have any of the individual debt securities represented by the global debt security registered in your name;

•	will not receive or be entitled to receive physical delivery of any debt securities in definitive form; and

•	will not be considered the registered owner or holder of the debt securities under the applicable indenture.

Payments of Principal, Premium and Interest

We will make principal, premium, if any, and interest, if any, payments on global debt securities to the depository that is the registered holder of the global debt security or its nominee. The depository for the global debt securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global debt security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depository or its nominee, upon receipt of any principal, premium, if any, or interest, if any, payment, immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depository or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Issuance of Individual Debt Securities

Unless we state otherwise in the applicable prospectus supplement, if a depository for a series of debt securities is at any time unwilling, unable or ineligible to continue as depository, we will appoint a successor depository or we will issue individual debt securities in exchange for the global debt security.

Redemption

Unless we state otherwise in an applicable prospectus supplement, debt securities will not be subject to any sinking fund, and we may, at our option, redeem all or any part of debt securities of any series prior to their stated maturity.

Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any debt security which we redeem will equal 100% of the principal amount plus any accrued and unpaid interest up to, but excluding, the redemption date.

We will mail notice of any redemption of debt securities at least 30 days but not more than 60 days before the redemption date to the registered holders of the debt securities at their addresses as shown on the security register. On and after the redemption date, interest will cease to accrue on the debt securities or the portions of the debt securities called for redemption.

We may also from time to time repurchase the debt securities in open market purchases or negotiated transactions without prior notice to holders.

Consolidation, Merger and Transfer of Assets

As long as debt securities are outstanding, we will not consolidate with or merge into any other person or convey or transfer our assets substantially as an entirety to any person, unless:

•	the person formed by such consolidation or into which we merge or the person which acquires by conveyance or transfer our assets substantially as an entirety is an entity that is organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and that expressly assumes our obligations relating to the debt securities;

•	immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time, or both, would become an event of default; and

•	other conditions described in the applicable indenture are met.

This covenant would not apply to the direct or indirect conveyance or transfer of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or to our other wholly owned subsidiaries.

Modification and Waiver

Modification

We and the trustee may modify and amend the applicable indenture by entering into a supplemental indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series affected by such supplemental indenture (acting as one class). No modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	change the stated maturity of the principal of, or any installment of principal of or interest payable on, any debt security;

•	reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, or the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of such debt security;

•	change any place of payment where, or the currency, currencies or currency unit(s) in which any debt security or any premium or the interest on any debt security is payable;

•	impair your right to institute suit for the enforcement of any payment on any debt security on or after the stated maturity or redemption date;

•	affect adversely the terms, if any, of conversion or exchange of any debt security into cash, any other securities or property of our company or any other person;

•	reduce the percentage in aggregate principal amount of outstanding debt securities, the consent of whose holders is necessary to modify or amend the applicable indenture, to waive compliance with certain provisions of the applicable indenture or certain defaults and consequences of such defaults set forth in the applicable indenture;

•	change any of our obligations to maintain an office or agency as set forth in the applicable indenture;

•	modify any of these provisions or any of the provisions relating to the waiver of certain past defaults, except to increase the required percentage to effect such action, to provide, with respect to any particular series, the right to condition the effectiveness of any applicable supplemental indenture as to that series on the consent of holders of a specified percentage of the aggregate principal amount of the outstanding debt securities of such series, or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the outstanding debt securities affected; or

•	in case of the subordinated indenture, modify the provisions with respect to the subordination of outstanding subordinated debt securities in a manner materially adverse to the holders of such outstanding subordinated debt securities.

Waiver

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series may waive compliance by us with a certain term, provision or condition set forth in the securities for such series or the applicable supplemental indenture. We will provide written notice to the trustee upon the occurrence of any such waiver.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, subject to conditions specified in the applicable indenture, on behalf of the holders of all debt securities of that series, waive any past default under the applicable indenture relating to that series of debt securities and the consequences of such default. However, a default in the payment of the principal of, or premium, if any, or interest, if any, on any debt security of that series or relating to a covenant or provision which under the applicable indenture relating to that series of debt security cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected cannot be so waived.

Events of Default

Unless we state otherwise in the applicable prospectus supplement, under the terms of the applicable indenture, each of the following constitutes an event of default for a series of debt securities:

•	default for 30 days in the payment of any installment of interest, if any, when due;

•	default in the payment of principal, or premium, if any, when due (subject to the bullet point below);

•	default for 30 days in the payment for a sinking, purchase or analogous fund when due;

•	default in the performance, or breach, of any covenant or warranty in the applicable indenture for 60 days after written notice;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series.

We are required to furnish the trustee annually with a statement as to the fulfillment of our obligations under the applicable indenture.

The indentures provide that the trustee may withhold notice to you of any default, except in respect of the payment of the principal of or premium, if any, or interest on any debt securities or the payment of any sinking fund installment with respect to debt securities, if the trustee considers the withholding of such notice to be in the interests of the holders of the debt securities.

Effect of an Event of Default

If an event of default exists (other than an event of default in the case of certain events of bankruptcy as described below), the trustee or the holders of not less than 25% in aggregate principal amount of a series of outstanding debt securities may declare the principal amount, or, if the debt securities are original issue discount securities, such portion of the principal amount of such debt securities as may be specified in the terms of that series, of all of the debt securities of that series, together with accrued interest, if any, on such debt securities, to be due and payable immediately, by a notice in writing to us and to the trustee if given by holders. Upon that declaration, the principal (or specified) amount, together with accrued interest, if any, on such debt securities, will become immediately due and payable, subject to applicable subordination provisions in case of the subordinated indenture. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of not less than a majority in aggregate principal amount of a series of outstanding debt securities may, subject to conditions specified in the applicable indenture, rescind and annul that declaration and its consequences.

If an event of default in the case of certain events of bankruptcy exists with respect to debt securities of any series at that time outstanding, the principal amount of all debt securities of that series or, if any debt securities of that series are original issue discount securities, such portion of the principal amount of such debt securities as may be specified in the terms of that series, will automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt securities, become immediately due and payable.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, if an event of default exists, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at your request or direction, unless you have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which the trustee might incur in compliance with such request or direction.

Subject to the provisions for the security or indemnification of the trustee, the holders of not less than a majority in aggregate principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series.

Legal Proceedings and Enforcement of Right to Payment

You will not have any right to institute any proceeding in connection with the applicable indenture or for any remedy under the applicable indenture, unless you have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series. In addition, the holders of at least 25% in aggregate principal amount of a series of the outstanding debt securities or, in the case of an event of default in case of certain events of bankruptcy, of all series (voting as a class) with respect to which such event of default is continuing, must have made written request, and offered indemnity satisfactory, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from such holders a direction inconsistent with that request, and must have failed to institute the proceeding.

However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest, if any, on that debt security on the due dates expressed in the debt security (or, in the case of redemption, on the redemption date) and to institute a suit for the enforcement of that payment.

Satisfaction and Discharge

The indentures provide that when, among other things, all debt securities not previously delivered to the trustee for cancellation:

•	have become due and payable; or

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, and

•	we deposit or cause to be deposited with the trustee, money or U.S. government obligations or a combination thereof, as trust funds, in an amount and in the currency or currency unit in which such debt securities are payable, sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest, if any, to the date of the deposit or to the stated maturity or redemption date, as the case may be, then the applicable indenture will cease to be of further effect with respect to a series of debt securities, and we will be deemed to have satisfied and discharged the applicable indenture with respect to such series. However, we will continue to be obligated to pay all other sums due under the applicable indenture and to provide the officer’s certificate and opinion of counsel described in the applicable indenture.

Defeasance and Covenant Defeasance

Unless we state otherwise in the applicable prospectus supplement, the indentures provide that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of the debt securities at any time, and that we may also be released from our obligations described above under “— Consolidation, Merger and Transfer of Assets” and from certain other obligations, as applicable, including obligations imposed by supplemental indentures with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:

•	we irrevocably deposit with the trustee money or U.S. government obligations or a combination thereof, as trust funds in an amount sufficient to pay on the respective stated maturities or the redemption date, the principal of and any premium and interest on, all debt securities of that series along with an opinion of a nationally recognized firm of independent accountants expressed in a written certification as to the sufficiency of the deposit;

•	we deliver to the trustee an opinion of counsel to the effect that:

•	the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance; and

•	the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those holders’ U.S. federal income tax treatment of payments on the debt securities of that series (in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of execution of the applicable indenture);

•	no event of default under the applicable indenture has occurred and is continuing;

•	such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound;

•	such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust will be registered under the Investment Company Act of 1940 or exempt from registration thereunder;

•	we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with; and

•	other conditions specified in the applicable indenture are met.

The subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest, if any, on any senior debt, as defined below under “Subordination Under Subordinated Indenture,” and that default is continuing or an event of default on the senior debt then exists and has resulted in the senior debt becoming or being declared due and payable prior to the date it otherwise would have become due and payable.

Conversion or Exchange

We may issue debt securities that we may convert or exchange into cash or other securities or property of our company or any other person. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of common stock or other securities, property or cash you would receive would be issued or delivered.

Subordination Under Subordinated Indenture

In the subordinated indenture, we have agreed, and holders of subordinated debt securities will be deemed to have agreed, that any subordinated debt securities are subordinate and junior in right of payment to all senior debt to the extent provided in the subordinated indenture.

Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior debt will first be entitled to receive payment in full of principal of, premium, if any, and interest, if any, on the senior debt before the holders of subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest, if any, on the subordinated debt securities.

If the maturity of any subordinated debt securities is accelerated, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before a holder of subordinated debt securities will be entitled to receive any payment of the principal of, premium, if any, or interest on the subordinated debt securities, other than sinking fund payments.

We will not make any payments of principal of, premium, if any, or interest, if any, on the subordinated debt securities (other than any sinking fund payment) if:

•	a default in any payment on senior debt then exists,

•	an event of default on any senior debt resulting in the acceleration of its maturity then exists, or

•	any judicial proceeding is pending in connection with any such default.

When we use the term “debt” we mean, with respect to any person, the principal of, premium, if any, and interest, if any, on debt of such person, whether incurred on, prior to, or after, the date of the subordinated indenture, whether recourse is to all or a portion of the assets of that person and whether or not contingent, which includes:

•	every obligation of, or any obligation guaranteed by, that person for money borrowed,

•	every obligation of, or any obligation guaranteed by, that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses but excluding the obligation to pay the deferred purchase price of any such property, assets or business if payable in full within 90 days from the date such debt was created,

•	every capital lease obligation of that person,

•	leases of property or assets made as part of any sale and lease-back transaction to which that person is a party, and

•	any amendments, renewals, extensions, modifications and refundings of any such debt.

The term “debt” does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

When we use the term “senior debt” we mean the principal of, premium, if any, and interest, if any, on debt, whether incurred on, prior to, or after, the date of the subordinated indenture, unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding states that those obligations are not superior in right of payment to the subordinated debt securities or to other debt which ranks equally with, or junior to, the subordinated debt securities. Interest on this senior debt includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, whether or not the claim for post-petition interest is allowed in that proceeding.

However, senior debt will not include:

•	any debt of our company which, when incurred and without regard to any election under Section 1111(b) of Title 11 of the United States Code, was without recourse to our company,

•	any debt of our company to any of our subsidiaries,

•	debt to any employee of our company or any of our subsidiaries,

•	any liability for taxes,

•	debt or other monetary obligations to trade creditors or assumed by our company or any of our subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services, and

•	the subordinated debt securities.

The subordinated indenture provides that we may change the subordination provisions relating to any particular issue of subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the subordinated debt securities.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustees

The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

We and our affiliates may maintain various commercial and service relationships with the trustee and its affiliates in the ordinary course of business.

Share Purchase Contracts and Share Purchase Units

The following summary of certain provisions of the share purchase contracts and share purchase units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the share purchase contract, share purchase unit agreement, pledge agreement or depositary agreement, as applicable, that will be filed with the SEC in connection with the offering of such securities. See “Where You Can Find More Information” for information on how to obtain copies of these documents. The particular terms of any share purchase contracts and share purchase units offered by us will be described in the applicable prospectus supplement. To the extent the terms of the share purchase contracts and share purchase units described in the prospectus supplement differ from the terms set forth in this summary, the terms described in the prospectus supplement will supersede the terms described below.

We may issue share purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock, preferred stock, or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. The price per share may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may be issued separately or as a part of share purchase units consisting of a share purchase contract and either debt securities, shares of preferred stock, depositary shares, or debt obligations of third parties, including U.S. Treasury securities, securing the holder’s obligations to purchase the securities under the share purchase contracts.

The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations thereunder in a specified manner. In certain circumstances, we may deliver newly issued prepaid share purchase contracts upon release to a holder of any collateral securing the holder’s obligations under the original share purchase contract.

Units

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the unit agreement that will be filed with the SEC in connection with the offering of the units. See “Where You Can Find More Information” for information on how to obtain copies of this document. The particular terms of any units offered by us will be described in the applicable prospectus supplement. To the extent the terms of the units described in the prospectus supplement differ from the terms set forth in this summary, the terms described in the prospectus supplement will supersede the terms described below.

We may issue units consisting of one or more of the other securities described in this prospectus or the applicable prospectus supplement in any combination in such amounts and in such numerous distinct series as we determine.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The terms of units described in the applicable prospectus supplement may include the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We or the selling security holders may sell the securities offered by this prospectus from time to time, in one or more transactions, by a variety of methods, including the following:

•	to or through underwriters;

•	through dealers or agents;

•	to investors directly in negotiated sales or in competitive bid transactions; or

•	through a combination of any of these methods of sale.

Any selling security holders will act independently of us in making decisions with respect to the timing, manner, size of each sale of the securities covered by this prospectus. Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold. Selling security holders may sell any securities covered by this prospectus in private transactions or under Rule 144 of, or pursuant to other exemptions from registration under, the Securities Act rather than pursuant to this prospectus.

We will identify the specific plan of distribution in a prospectus supplement. The prospectus supplement for each offering of securities will describe:

•	the terms of the offering of these securities, including the name or names of any agent or agents or the name or names of any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to any agents or underwriters and all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	other specific terms of the particular offering or sale.

Only the agents or underwriters named in a prospectus supplement are agents or underwriters in connection with the securities being offered by that prospectus supplement.

Underwriters, agents and dealers may be entitled, under agreements with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

Underwriters, dealers or agents may engage in transactions with, or perform services for, us, our subsidiaries or selling security holders in the ordinary course of business.

VALIDITY OF SECURITIES

The validity of any securities offered from time to time by this prospectus and any related prospectus supplement will be passed upon for us by Blank Rome LLP. If legal matters in connection with offerings made pursuant to this prospectus and any related prospectus supplement are passed upon by counsel to underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement related to such offering.

EXPERTS

The consolidated financial statements and financial statement schedule for the fiscal year ended January 3, 2009, incorporated in this prospectus by reference from our Current Report on Form 8-K filed on August 4, 2009, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and include an explanatory paragraph referring to the effects of the retrospective application of Financial Accounting Standards Board Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement), and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions, to be incurred in connection with the issuance and distribution of the securities being registered. All costs and expenses set forth below shall be borne by us.

Item	Amount to be Paid
SEC registration fees	(1)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Printing fees	(2)
Transfer Agent, Registrar, Trustee and Depositary fees	(2)
Miscellaneous	(2)

Total	(1)(2)

(1)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), GSI Commerce, Inc. has deferred the payment of the applicable SEC registration fees and will pay such fees at the time of any particular offering of securities under this registration statement.

(2)	As the amount of securities to be issued and distributed pursuant to this registration statement is indeterminate, the fees and expenses of such issuances and distributions cannot be determined or estimated at this time.
Item 15. Indemnification of Directors and Officers
     Section 145 of the Delaware General Corporation Law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of such action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses that the court deems proper despite such adjudication of liability in view of all the circumstances of the case.
     Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director:
(1)	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

(2)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(3)	under Section 174 (relating to liability for unlawful purchases or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law; or

(4)	for any transaction from which the director derived an improper personal benefit.
     As permitted by the Delaware General Corporation Law, GSI Commerce, Inc.’s amended and restated certificate of incorporation, as amended, eliminates liability of its directors for monetary damages to the fullest extent permitted under applicable law. GSI Commerce, Inc.’s amended and restated bylaws also provide, with certain exceptions, for indemnification to the fullest extent not prohibited by the Delaware General Corporation Law.
     In addition, GSI Commerce, Inc. has entered into indemnification agreements with certain of its directors and officers, the form of which was approved by its stockholders. The indemnification agreements, among other things:
•	confirm the present indemnity provided by GSI Commerce, Inc.’s bylaws which state that GSI Commerce, Inc. will indemnify directors and officers to the fullest extent not prohibited by the Delaware General Corporation Law and provide that this indemnity will continue despite future changes in its bylaws, as the indemnification agreements will be its contractual obligations, unlike its bylaws which may be amended by its stockholders or its board;

•	provide further indemnification to the fullest possible extent permitted by law against all expenses (including attorneys’ fees), judgments, fines and settlement amounts paid or incurred by a director or officer in any action or proceeding, including any action by GSI Commerce, Inc. or in its own right, on account of service as its director, officer, employee, attorney or agent or any of its subsidiaries or any other company or enterprise at its request;

•	cover all actions and proceedings, even if they arise from acts or omissions by a director or officer occurring before the execution of the agreements;

•	continue in force so long as the individual continues to serve in such capacity on GSI Commerce, Inc.’s behalf and cover liabilities related to his activities in any such capacity regardless of future changes to its corporate documents;

•	provide for payment of expenses in advance of a final disposition of the action or suit, regardless of the recipient’s ability to make repayments, and do not require that any repayment obligations in respect of any such advances be secured or bear interest;

•	provide protection during the determination process in the event there is a change of control of GSI Commerce, Inc. or its board and grant its directors and officers rights to appeal a denial of indemnification to a court of competent jurisdiction; and

•	except as discussed below with respect to violations of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and expenses or liabilities which are covered by insurance, provide that directors or officers who rely on GSI Commerce, Inc.’s records or upon information supplied by its officers, legal counsel, outside accountants or appraisers are deemed to have acted in a manner which would entitle its directors or officers to indemnification under the indemnification agreements.
     However, a director or officer is not entitled to indemnification under these agreements unless that director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to GSI Commerce, Inc.’s best interests.
     In addition, no indemnification will be provided in respect of any suit in which judgment is rendered against a director or officer for an accounting of profits from a purchase or sale of securities of GSI Commerce, Inc. in violation of Section 16(b) of the Exchange Act, or of any successor statute, or for expenses or liabilities which have been paid directly to a director or officer by an insurance carrier under a policy of directors’ and officers’ liability insurance.
     The employment agreements of certain officers of GSI Commerce, Inc. provide for indemnification to such officers by GSI Commerce, Inc. to the fullest extent permitted by its bylaws or applicable law.
     GSI Commerce, Inc. has obtained directors’ and officers’ liability insurance which covers certain liabilities, including liabilities to GSI Commerce, Inc. and its stockholders, in the amount of $25.0 million.

Item 16. Exhibits
     A list of exhibits filed with the registration statement on Form S-3 is set forth in the Exhibit Index beginning on page E-1 and is incorporated into this Item 16 by reference.
Item 17. Undertakings
     (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
     provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That for the purpose of determining liability under the Securities Act to any purchaser:
               (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
               (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), 424(b)(5), or 424(b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), 415(a)(1)(vii), or 415(a)(1)(x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of the securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
               (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
               (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     (d) The undersigned registrant hereby undertakes:
          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of King of Prussia, Commonwealth of Pennsylvania, on the 18th day of November, 2009.

GSI COMMERCE, INC.
By:	/s/ Michael G. Rubin
	Name:	Michael G. Rubin
Chairman, President and Chief Executive Officer

Power of Attorney
     Each person whose signature appears below constitutes and appoints and hereby authorizes Michael G. Rubin and Michael R. Conn, and each of them individually, such person’s true and lawful attorney-in-fact, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments to this registration statement and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael G. Rubin Michael G. Rubin	Chairman, President and Chief Executive Officer (Principal Executive Officer)	November 18, 2009

/s/ Michael R. Conn Michael R. Conn	Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 18, 2009

/s/ M. Jeffrey Branman M. Jeffrey Branman	Director	November 18, 2009

/s/ Michael J. Donahue Michael J. Donahue	Director	November 18, 2009

/s/ Ronald D. Fisher Ronald D. Fisher	Director	November 18, 2009

/s/ John A. Hunter John A. Hunter	Director	November 18, 2009

S-1

Signature	Title	Date

/s/ Mark S. Menell Mark S. Menell	Director	November 18, 2009

/s/ Jeffrey F. Rayport Jeffrey F. Rayport	Director	November 18, 2009

/s/ Lawrence S. Smith Lawrence S. Smith	Director	November 18, 2009

/s/ Andrea M. Weiss Andrea M. Weiss	Director	November 18, 2009

S-2

EXHIBIT INDEX

Exhibit
Number	Description
1.1	Form of Underwriting Agreement for any securities registered hereby.*

2.1	Agreement and Plan of Merger, dated as of August 16, 2007, among GSI Commerce, Inc., Blue Route, Inc., Accretive Commerce, Inc. and certain of the principal stakeholders of Accretive Commerce, Inc. (filed with GSI Commerce, Inc.’s Current Report on Form 8-K filed on August 17, 2007 and incorporated herein by reference).

2.2	Agreement and Plan of Merger, dated as of January 23, 2008, by and among GSI Commerce, Inc., Dolphin Acquisition Corporation, E-Dialog, Inc. and One Liberty Ventures 2000, L.P. (as Stockholders’ Representative) (filed with GSI Commerce, Inc.’s Current Report on Form 8-K filed on January 29, 2008 and incorporated herein by reference).†

2.3	Agreement and Plan of Merger, dated as of October 27, 2009, by and among GSI Commerce, Inc, Cola Acquisition Corporation, Retail Convergence, Inc., certain principal stockholders of Retail Convergence, Inc. and William J. Fitzgerald (as Stockholders’ Representative) (filed with GSI Commerce, Inc.’s Current Report on Form 8-K/A filed on November 17, 2009 and incorporated herein by reference). ††

4.1	Amended and Restated Certificate of Incorporation of Global Sports, Inc. (filed as Appendix B to GSI Commerce, Inc.’s Definitive Proxy Statement on Schedule 14A filed on April 27, 2001 and incorporated herein by reference).

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Global Sports, Inc. (filed with GSI Commerce, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2002 and incorporated herein by reference).

4.3	Amended and Restated Bylaws of GSI Commerce, Inc. (filed with GSI Commerce, Inc.’s Current Report on Form 8-K filed on March 16, 2009 and incorporated herein by reference).

4.4	Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock (filed with GSI Commerce, Inc.’s Current Report on Form 8-K filed on April 3, 2006 and incorporated herein by reference).

4.5	Specimen Common Stock Certificate (filed with GSI Commerce, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2002 and incorporated herein by reference).

4.6	Registration Rights Agreement, dated July 31, 1995, by and between Global Sports, Inc. and MR Acquisitions, Inc. (filed with GSI Commerce, Inc.’s Current Report on Form 8-K filed on July 31, 1995 and incorporated herein by reference).

4.7	Second Amended and Restated Registration Rights Agreement, dated as of September 13, 2000, by and between Global Sports, Inc., Interactive Technology Holdings, LLC, SOFTBANK Capital Advisors Fund LP and TMCT Ventures, L.P. (filed with GSI Commerce, Inc.’s Current Report on Form 8-K filed on September 20, 2000 and incorporated herein by reference).

4.8	Second Amendment to Second Amended and Restated Registration Rights Agreement, dated as of July 20, 2001, among Global Sports, Inc., SOFTBANK Capital Partners LP, SOFTBANK Capital Advisors Fund LP, Rustic Canyon Ventures, LP (f/k/a TMCT Ventures, LP) and Interactive Technology Holdings, LLC (filed with GSI Commerce, Inc.’s Current Report on Form 8-K filed on August 27, 2001 and incorporated herein by reference).

4.9	Third Amendment to Second Amended and Restated Registration Rights Agreement, dated as of July 25, 2003, among Global Sports, Inc. (n/k/a GSI Commerce, Inc.), SOFTBANK Capital Partners LP, SOFTBANK Capital Advisors Fund LP, Rustic Canyon Ventures, LP (f/k/a TMCT Ventures, LP) and Interactive Technology Holdings, Inc. (filed with GSI Commerce, Inc.’s Current Report on Form 8-K on July 29, 2003 and incorporated herein by reference).

Exhibit
Number	Description
4.10	Fourth Amendment to Second Amended and Restated Registration Rights Agreement, dated as of June 26, 2004, among Global Sports, Inc. (n/k/a GSI Commerce, Inc.), SOFTBANK Capital Partners LP, SOFTBANK Capital Advisors Fund LP, Rustic Canyon Ventures, LP (f/k/a TMCT Ventures, LP) and Interactive Technology Holdings, Inc. (filed with GSI Commerce, Inc.’s Annual Report on Form 10-K filed on March 17, 2005 and incorporated herein by reference).

4.11	Fifth Amendment to Second Amended and Restated Registration Rights Agreement, dated as of August 5, 2009, among Global Sports, Inc. (n/k/a GSI Commerce, Inc.), SOFTBANK Capital Partners LP, SOFTBANK Capital Advisors Fund LP, SOFTBANK Capital LP and QK Holdings, Inc. (filed with GSI Commerce, Inc.’s Registration Statement on Form S-3 filed on August 7, 2009 and incorporated herein by reference).

4.12	Rights Agreement, dated as of April 3, 2006, between GSI Commerce, Inc. and American Stock Transfer & Trust Company, as Rights Agent, including all exhibits thereto (filed with GSI Commerce, Inc.’s Current Report on Form 8-K filed on April 3, 2006 and incorporated herein by reference).

4.13	Indenture dated as of June 1, 2005 by and between GSI Commerce, Inc. and JPMorgan Chase Bank, N.A. (filed with GSI Commerce, Inc.’s Current Report on Form 8-K dated June 1, 2005 and incorporated herein by reference).

4.14	Form of 3% Convertible Note due 2025 (filed as Exhibit A to Exhibit 4.1 of GSI Commerce, Inc.’s Current Report on Form 8-K dated June 1, 2005 and incorporated herein by reference).

4.15	Indenture dated as of July 2, 2007 between the Company and The Bank of New York, as trustee (filed with GSI Commerce, Inc.’s Current Report on Form 8-K dated July 5, 2007 and incorporated herein by reference).

4.16	Form of 2.50% Convertible Senior Note due 2027 (filed with GSI Commerce, Inc.’s Current Report on Form 8-K dated July 5, 2007 and incorporated herein by reference).

4.17	Registration Rights Agreement dated as of July 2, 2007 between the Company and the initial purchaser named therein (filed with GSI Commerce, Inc.’s Current Report on Form 8-K dated July 5, 2007 and incorporated herein by reference).

4.18	Registration Rights Agreement dated as of November 17, 2009 between GSI Commerce, Inc. and the holders named therein.

4.19	Form of Preferred Stock Certificate.*

4.20	Form of Certificate of Designation of Preferred Stock.*

4.21	Form of Deposit Agreement (including form of Depositary Receipt).*

4.22	Form of Warrant Agreement (including form of Warrant Certificate).*

4.23	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate).*

4.24	Senior Indenture of GSI Commerce, Inc. with The Bank of New York Mellon, as trustee.

4.25	Subordinated Indenture of GSI Commerce, Inc. with The Bank of New York Mellon, as trustee.

4.26	Form of Senior Note.*

4.27	Form of Subordinated Note.*

4.28	Form of Share Purchase Contract Agreement.*

4.29	Form of Share Purchase Unit Agreement.*

4.30	Form of Pledge Agreement.*

4.31	Form of Depositary Agreement.*

4.32	Form of Remarketing Agreement.*

Exhibit
Number	Description
4.33	Form of Unit.*

4.34	Form of Unit Agreement.*

5.1	Opinion of Blank Rome LLP.

12.1	Statements Regarding Computation of Ratios.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Blank Rome LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

25.1	Statement of Eligibility of Trustee on Form T-1.

*	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

†	Confidential treatment has been granted for certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

††	Certain portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.